Exhibit 99.1

For Immediate Release

For more information contact:    Annie Leschin

StreetSmart Investor Relations

415-775-1788

or

David I. Rosenthal

UQM Technologies, Inc.

303-682-4900

UQM Technologies Reports Fiscal Third Quarter Operating Results

LONGMONT, COLORADO, FEBRUARY 5, 2015 - UQM TECHNOLOGIES, INC. (NYSE MKT: UQM), a developer of alternative energy technologies, today announced operating results for the third quarter ended December 31, 2014. Total revenue for the quarter was $836,000 compared to $2.0 million for the same quarter last year. Net loss for the third quarter was $1.4 million, or $0.03 per common share. This compares to a net loss of $66,000, or $0.00 per common share for the same period last year, which included a one-time benefit of $727,000.

”While our results this quarter reflect the sluggish domestic market and the timing of orders from our customers, we are very pleased with our ongoing progress outside of the US. Our newly-announced China certification and strategic customer agreements in Asia reflect our significant efforts to secure high volume contracts and penetrate that large and growing market opportunity,” said Eric R. Ridenour, UQM Technologies’ President and Chief Executive Officer.

As of December 31, 2014, UQM reported cash of $7.2 million and working capital of $16.4 million.

Conference Call

The Company will host a conference call today at 4:30 p.m. Eastern Time to discuss operating results for the quarter ended December 31, 2014. To attend the conference call, please dial 1-888-241-0326 approximately ten minutes before the conference is scheduled to begin and provide the passcode “72341552” to access the call. International callers should dial 1-647-427-3411. For anyone who is unable to participate in the conference, a recording will be available for 7 days beginning at 6:30 p.m. Eastern Time

UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504  (303) 682-4900  FAX (303) 682-4901

today. To access the playback call 1-855-859-2056 and enter replay code “72341552#”. International callers should dial 1-404-537-3406.

About UQM

UQM Technologies is a developer and manufacturer of power-dense, high-efficiency electric motors, generators and power electronic controllers for the commercial truck, bus, automotive, marine and military and industrial markets. A major emphasis for UQM is developing propulsion systems for electric, hybrid electric, plug-in hybrid electric and fuel cell electric vehicles. UQM is TS 16949 certified and located in Longmont, Colorado.

For more information please visit www.uqm.com.

This Release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements appear in a number of places in this Release and include statements regarding our plans, beliefs or current expectations; including those plans, beliefs and expectations of our management with respect to, among other things, gaining required certifications, new product developments, future orders to be received from our customers, sales of products from inventory, future financial results, liquidity, and the continued growth of the electric-powered vehicle industry. Important Risk Factors that could cause actual results to differ from those contained in the forward-looking statements are contained in our Form 10-K and Form 10-Q’s, which are available through our website at www.uqm.com  or at www.sec.gov.

####Table Attached####

UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504  (303) 682-4900  FAX (303) 682-4901

UQM TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Condensed Statements of Operations (unaudited)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2014	2013	2014	2013
Revenue:
Product sales	$594,808	$1,825,351	$2,264,123	$5,351,287
Contract services	240,827	214,898	707,839	679,431
	835,635	2,040,249	2,971,962	6,030,718
Operating costs and expenses:
Costs of product sales	369,769	1,053,716	1,323,078	3,134,230
Costs of contract services	291,701	153,647	667,802	552,797
Research and development	40,183	44,307	217,388	158,852
Production engineering	934,239	818,460	3,227,240	2,851,416
Reimbursement of costs under DOE grant	(557,327)	(451,026)	(1,812,670)	(2,576,685)
Selling, general and administrative	1,133,787	1,220,184	4,034,031	4,079,660
Impairment of assets	-	(726,640)	-	(726,640)
Gain on sale of facility held for sale	-	-	-	(40,032)
	2,212,352	2,112,648	7,656,869	7,433,598

Loss before other income	(1,376,717)	(72,399)	(4,684,907)	(1,402,880)

Other income:
Interest income	4,935	339	12,124	1,409
Other	317	6,147	567	6,935
	5,252	6,486	12,691	8,344

Net loss	$(1,371,465)	$(65,913)	$(4,672,216)	$(1,394,536)

Net loss per common share - basic and
diluted	$(0.03)	$-	$(0.12)	$(0.04)
Weighted average number of shares of common
stock outstanding - basic and diluted	39,999,984	36,878,092	39,921,424	36,794,834

UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504  (303) 682-4900  FAX (303) 682-4901

UQM TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheets

	December 31, 2014	March 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,217,340	$10,247,112
Short-term investments	-	63,029
Accounts receivable, net	895,508	960,419
Costs and estimated earnings in excess of billings on
uncompleted contracts	36,760	341,255
Inventories	9,651,769	10,054,422
Prepaid expenses and other current assets	337,789	263,988
Total current assets	18,139,166	21,930,225

Property and equipment, at cost:
Land	1,683,330	1,683,330
Building	4,516,301	4,516,301
Machinery and equipment	7,809,643	7,706,066
	14,009,274	13,905,697
Less accumulated depreciation	(7,113,238)	(6,337,924)
Net property and equipment	6,896,036	7,567,773

Patent costs, net of accumulated amortization of $891,090 and $878,707, respectively	239,528	227,015

Trademark costs, net of accumulated amortization of $71,943 and $68,718, respectively	103,898	107,123
Other assets	99,706	2,997
Total assets	$25,478,334	$29,835,133

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$168,558	$386,293
Other current liabilities	1,505,116	1,491,745
Billings in excess of costs and estimated earnings on
uncompleted contracts	39,520	-
Total current liabilities	1,713,194	1,878,038

Long-term deferred compensation under executive employment agreements	257,657	182,100

Total liabilities	1,970,851	2,060,138

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value, 50,000,000 shares
authorized; 39,999,984 and 39,777,767 shares
issued and outstanding, respectively	400,000	397,778
Additional paid-in capital	121,728,244	121,325,762
Accumulated deficit	(98,620,761)	(93,948,545)
Total stockholders’ equity	23,507,483	27,774,995

Total liabilities and stockholders’ equity	$25,478,334	$29,835,133

#End Table

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UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504  (303) 682-4900  FAX (303) 682-4901